                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-KA
                                Amendment No. 2



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:                  April 21, 1995





                            HEALTHSOUTH Corporation
                   ------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




         Delaware                       1-10315                 63-0860407
    ------------------                 ---------               ------------
     (State or Other                  (Commission            (I.R.S. Employer
Jurisdiction of Incorporation         File Number)          Identification No.)
      or Organization)



  Two Perimeter Park South
     Birmingham, Alabama                                            35243
- ----------------------------                                    -------------
   (Address of Principal                                          (Zip Code)
     Executive Offices)



Registrant's Telephone Number,                                  (205) 967-7116
      Including Area Code:

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS


         (a)      Financial Statements of Businesses Acquired.

         The required audited consolidated financial statements of the acquired business, ReLife, Inc. ("ReLife"), for the fiscal years ended September 30, 1993 and 1994, listed on the Index to Financial Statements included in this Current Report on Form 8-KA, Amendment No. 1, are herewith filed. Relife's Current Report on form 8-K/A, filed October 24, 1994, which contained audited financial statements for Health Providers, Inc., is hereby incorporated herein by reference.

         (b)      Pro Forma Financial Information.

         The Consolidated Financial Statements of HEALTHSOUTH Corporation and Subsidiaries for the Year Ended December 31, 1994, are contained within HEALTHSOUTH Corporation's Annual Report on Form 10-K for the Year Ended December 31, 1994, which Annual Report on Form 10-K is being filed simultaneously with this Current Report on Form 8-K. Such Consolidated Financial Statements are hereby incorporated herein by reference. Such Consolidated Financial Statements reflect the financial position and operations of ReLife for its most recent fiscal year. Accordingly, pursuant to Rule 11-02(c)(2) of Regulation S-X, no pro forma financial information is required to be filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 21, 1995




                                       HEALTHSOUTH Corporation


                                       By      /s/ ANTHONY J. TANNER
                                       -----------------------------------
                                                Anthony J. Tanner,
                                             Executive Vice President
                                                   and Secretary

                                  ReLife, Inc.

                       Consolidated Financial Statements

                 Years ended September 30, 1994, 1993 and 1992
                      with Report of Independent Auditors

                                  ReLife, Inc.

                       Consolidated Financial Statements

                 Years ended September 30, 1994, 1993 and 1992




                                    Contents

Report of Independent Auditors................................................

Audited Financial Statements

Consolidated Balance Sheets...................................................
Consolidated Statements of Income.............................................
Consolidated Statements of Changes in Stockholders' Equity....................
Consolidated Statements of Cash Flows.........................................
Notes to Consolidated Financial Statements....................................

               Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
ReLife, Inc.

We have audited the consolidated balance sheets of ReLife, Inc. as of September 30, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ReLife, Inc. as of September 30, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1994, in conformity with generally accepted accounting principles.


                                                               Ernst & Young LLP

Birmingham, Alabama
February 17, 1995

                                  ReLife, Inc.

                          Consolidated Balance Sheets



                                                                      September 30
                                                               1994                1993
                                                              -----------------------------
                                                                     (in thousands)
Assets
Current assets:
  Cash and cash equivalents                                 $  4,290              $  14,861
  Investments                                                  2,379                     -
  Patient accounts receivable, net of allowances for
     doubtful accounts and contractual adjustments of
     $16,563,000 in 1994 and $14,423,000 in 1993              20,345                 21,779
  Other current assets                                         5,990                  3,939
  Income taxes receivable                                      2,928                      -
  Deferred income taxes                                        5,096                  3,549
                                                              -----------------------------
Total current assets                                          41,028                 44,128

Escrow funds                                                       -                    394
Property and equipment, net of accumulated depreciation       36,860                 35,879
Costs in excess of net assets of businesses acquired,
   net of accumulated amortization                            34,358                 22,047
Other intangible assets, net of accumulated amortization       8,774                 10,694
Other assets                                                     640                    312














                                                              -----------------------------
Total assets                                                 $121,660              $113,454
                                                              -----------------------------


                                                                   September 30
                                                               1994           1993
                                                           -----------------------------
                                                                  (in thousands)
Liabilities and stockholders' equity
Current liabilities:
  Current portion of long-term debt and capital leases      $     262    $     156
  Accounts payable and accrued expenses                         4,560        4,857
  Accrued payroll and withholdings                              3,865        4,270
  Accrued compensated absences                                  1,321        1,165
  Due to third-party payors                                    10,549        6,932
                                                           -----------------------------
Total current liabilities                                      20,557       17,380
Long-term debt, less current portion                           33,361       31,229
Obligations under capital lease, less current portion             294          319
Deferred liability                                              5,655          458
Payable to Medical Center of Central Georgia                    2,184        2,096
Deferred income taxes                                           2,469        4,549
                                                           -----------------------------
Total liabilities                                              64,520       56,031

Commitments and contingencies (Notes 2, 4, 8 and 9)

Stockholders' equity:
  Preferred stock, $0.01 par value; 500,000 shares
     authorized, none issued                                        -            -
  Common stock, Class A, $.0l par value; 20,000,000
     shares authorized, 5,292,242 and 5,156,612 shares
     issued at September 30, 1994 and 1993, respectively           53           52
  Common stock, Class B, $.01 par value; 3,000,000
     shares authorized, 683,372 and 754,502 shares
     issued at September 30, 1994 and 1993, respectively            7            7
  Paid-in capital                                              42,970       42,432
  Retained earnings                                            14,170       14,992
                                                           -----------------------------
                                                               57,200       57,483
  Less common stock in treasury, at cost (100,000
     shares of Class A and B)                                     (60)         (60)
                                                           -----------------------------
Total stockholders' equity                                     57,140       57,423
                                                           -----------------------------
Total liabilities and stockholders' equity                  $ 121,660    $ 113,454
                                                           -----------------------------


                                  ReLife, Inc.

                       Consolidated Statements of Income



                                                                Year ended September 30
                                                         1994             1993            1992
                                                     -------------------------------------------
                                                        (in thousands except per share amounts)

Net patient service revenues                         $   104,992    $    87,156    $    51,663
Management fees and other operating revenues              13,882          5,886          5,657
                                                     -------------------------------------------
Total operating revenues                                 118,874         93,042         57,320
Operating expenses:
Salaries and benefits                                     57,770         44,329         28,341
Other operating expenses                                  33,981         27,693         17,337
Depreciation and amortization                              4,132          2,882          1,252
Rent                                                       6,988          5,240          2,803
Interest expense                                           2,080          1,578            459
Interest income                                             (313)          (525)          (781)
Loss on impairment of assets                              10,500              -              -
Loss on abandonment of computer project                    4,500              -              -
                                                     -------------------------------------------
Total operating expenses                                 119,638         81,197         49,411
                                                     -------------------------------------------
Income (loss) before provision for income taxes,
   extraordinary item and cumulative effect of
   accounting change                                        (764)        11,845          7,909
Provision for income taxes                                    58          4,940          3,050
                                                     -------------------------------------------
Income (loss) before extraordinary item and
   cumulative effect of accounting change                   (822)         6,905          4,859
Extraordinary item:  loss on early extinguishment
   of debt                                                     -              -           (238)
Cumulative effect of accounting change                         -              -            235
                                                     -------------------------------------------
Net income (loss)                                      $    (822)     $   6,905    $     4,856
                                                     -------------------------------------------
Weighted average common and common equivalent
   shares outstanding                                  7,124,727      6,889,288      6,423,658
                                                     -------------------------------------------
Net income (loss) per common and common equivalent
   share before extraordinary item and cumulative
   effect of accounting change                         $   (0.12)   $      1.00    $      0.76
Extraordinary item                                             -              -          (0.04)
Cumulative effect of accounting change                         -              -           0.04
                                                     -------------------------------------------
Net income (loss) per common and common equivalent
   share                                             $     (0.12)   $      1.00    $      0.76
                                                     -------------------------------------------

                                ReLife, Inc.

           Consolidated Statements of Changes in Stockholders' Equity

                 Years ended September 30, 1994, 1993 and 1992


                                                                                                          Total
                                                  Common Stock        Paid-In   Retained    Treasury   Stockholders'
                                               Class A    Class B     Capital   Earnings      Stock       Equity
                                              ----------------------------------------------------------------------
                                                                        (in thousands)

Balance, September 30, 1991                   $     35   $      8    $ 15,879   $  3,231    $    (60)   $ 19,093
Issuance of common stock                            10         --      18,994         --          --      19,004
Exercise of stock options                            3         --         224         --          --         227
Tax benefit from exercise of options                --         --       1,807         --          --       1,807
Issuance of common stock due to acquisition          3         --       5,344         --          --       5,347
Net income                                          --         --          --      4,856          --       4,856
                                               ------------------------------------------------------------------
Balance, September 30, 1992                         51          8      42,248      8,087         (60)     50,334
Exercise of stock options                           --         --          25         --          --          25
Tax benefit from exercise of options                --         --         159         --          --         159
Class B stock conversion                             1         (1)         --         --          --          --
Net income                                          --         --          --      6,905          --       6,905
                                               ------------------------------------------------------------------
Balance, September 30, 1993                         52          7      42,432     14,992         (60)     57,423

Exercise of stock options                            1         --         180         --          --         181
Tax benefit from exercise of options                --         --         358         --          --         358
Net loss                                            --         --          --       (822)         --        (822)
                                               ------------------------------------------------------------------
Balance, September 30, 1994                   $     53   $      7    $ 42,970   $ 14,170    $    (60)   $ 57,140
                                               ------------------------------------------------------------------

                                  ReLife, Inc.

Change in Number of Shares

                                                        Class A Common Stock              Class B Common Stock
                                              -------------------------------------------------------------------------
                                                 Issued   Outstanding   Treasury     Issued    Outstanding    Treasury
                                              -------------------------------------------------------------------------

Balance, September 30, 1991                   3,486,298   3,406,298      80,000      774,144      754,144       20,000
Issuance of common stock                      1,041,000   1,041,000        --           --           --           --
Exercise of stock options                       275,000     275,000        --           --           --           --
Issuance of common stock due to acquisition     304,672     304,672        --           --           --           --
Class B stock conversion                         13,213      13,213                  (13,213)     (13,213)        --
                                              -------------------------------------------------------------------------
Balance, September 30, 1992                   5,120,183   5,040,183      80,000      760,931      740,931       20,000

Exercise of stock options                        30,000      30,000        --           --           --           --
Class B stock conversion                          6,429       6,429        --         (6,429)      (6,429)        --
                                              -------------------------------------------------------------------------
Balance, September 30, 1993                   5,156,612   5,076,612      80,000      754,502      734,502       20,000
Exercise of stock options                        64,500      64,500        --           --           --           --
Class B stock conversion                         71,130      71,130        --        (71,130)     (71,130)        --
                                              -------------------------------------------------------------------------
Balance, September 30, 1994                   5,292,242   5,212,242      80,000      683,372      663,372       20,000
                                              -------------------------------------------------------------------------
See accompanying notes.

                                  ReLife, Inc.

                     Consolidated Statements of Cash Flows


                                                                    Year ended September 30
                                                           1994               1993              1992
                                                        ------------------------------------------------
                                                                       (in thousands)
Cash flows from operating activities
Net income (loss)                                       $   (822)          $  6,905           $  4,856
Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Depreciation and amortization                          4,132              2,882              1,252
    Provision for losses on patient receivables            1,888              1,195                842
    Provision for losses on impairment of
       assets                                             10,500                 --                 --
    Provision for losses on abandonment of
       computer project                                    4,500                 --                 --
    Gain on sale of assets                                    --                 (3)               (93)
    Interest on payable to Medical Center of
       Central  Georgia                                       88                 85                 79
    Deferred income taxes                                 (3,627)                57               (194)
    Cumulative effect of change in accounting
       principle                                              --                 --               (235)
    Loss from early extinguishment of debt                    --                 --                238
Decrease (increase) in assets, net of acquisitions:
    Patient receivables                                      598             (4,650)            (1,888)
    Other current assets                                    (373)            (1,342)              (902)
    Escrow funds                                              --                 --               (394)
    Other assets                                            (127)                23                183
Increase (decrease) in liabilities, net of acquisitions:
     Accounts payable and accrued expenses                (1,248)            (4,959)              (170)
     Accrued payroll, withholdings and
       compensated absences                                 (493)             1,151                687
     Income taxes payable                                 (2,937)                --               (334)
     Due to third-party payors                             3,617              6,032             (1,502)
     Deferred liability                                     (103)               (91)              (109)
                                                          ---------------------------------------------
Net cash provided by operating activities                 15,593              7,285              2,316

                                  ReLife, Inc.


                                                         Year ended September 30
                                                      1994         1993         1992
                                                   -------------------------------------
                                                             (In thousands)
Cash flows from investing activities
Increase in property and equipment, net of
   acquisitions                                      $ (6,070)   $ (2,361)   $ (2,263)
Proceeds from the sale of assets                         --            22        --
Increase in intangible assets, net of
   acquisitions                                        (2,854)       (966)       (230)
Payment for purchases of certain assets and
   liabilities of other entities                      (16,607)    (35,840)       (860)
Reduction of liabilities assumed from
   acquisition                                         (1,200)     (7,390)    (11,758)
Increase in investments                                (2,579)       --        (3,555)
Decrease in investments                                  --         3,948        --
(Increase) decrease in funds in escrow for
   acquisition                                            394       4,500      (4,500)
                                                   -------------------------------------
Net cash used in investing activities                 (28,916)    (38,087)    (23,166)

Cash flows from financing activities
Additions to long-term debt                             7,443      30,000        --
Reduction of long-term debt                            (5,132)        (43)     (2,006)
Reduction of capital lease obligation                     (98)        (18)        (15)
Increase (decrease) in payable to Medical
   Center of Central Georgia                             --            17         (55)
Net proceeds from issuance of common stock               --          --        19,004
Prepayment penalty on early extinguishment of
   debt                                                  --          --          (347)
Proceeds from exercise of stock options                   181          25         227
Tax benefit from exercised options                        358         159       1,807
                                                   -------------------------------------
Net cash provided by financing activities               2,752      30,140      18,615
                                                   -------------------------------------

Net decrease in cash and cash equivalents             (10,571)       (662)     (2,235)

Cash and cash equivalents, beginning of year           14,861      15,523      17,758
                                                   -------------------------------------
Cash and cash equivalents, end of year               $  4,290    $ 14,861    $ 15,523
                                                   -------------------------------------

Supplemental disclosures of cash flow information:
Cash paid for interest                               $  2,331    $  1,295    $    430
Cash paid for income taxes                              6,003       4,718       1,265

See accompanying notes.

                                  ReLife, Inc.

                   Notes to Consolidated Financial Statements

                               September 30, 1994


1. Nature of Business and Basis of Presentation

ReLife, Inc. (ReLife) is a consolidated group of entities (see Note 4) which specializes in physical rehabilitation services primarily in the Southeastern United States. Lakeshore System Services, Inc., a 100%-owned subsidiary of ReLife, is comprised of nine outpatient rehabilitation and transitional living facilities, the North Alabama Rehabilitation Hospital (NARH) and the Central Georgia Rehabilitation Hospital (CGRH). Lakeshore System Services, Inc. also provides management and consulting services to several healthcare rehabilitation institutions. ReLife of Tennessee, Inc., a 100%-owned subsidiary of ReLife, is the general partner of the Edgefield Healthcare Limited Partnership (the Edgefield Partnership) and has a 61% interest therein. The Edgefield Partnership owns and operates Nashville Rehabilitation Hospital. ReLife Acquisition, Inc., a 100%-owned subsidiary of ReLife, is comprised of South Louisiana Rehabilitation Hospital in Baton Rouge, Louisiana and Chattanooga Rehabilitation Hospital in Chattanooga, Tennessee. In addition, ReLife Acquisition, Inc. owns 100% of American Health Resources, Inc. (AHR) and West Virginia Rehabilitation Resources, Inc. which contains Northern Kentucky Rehabilitation Hospital and Huntington Rehabilitation Hospital. Rebound, Inc. (Rebound), a 100%-owned subsidiary, contains five inpatient units operated under management contracts. Rebound also contains two skilled nursing facilities, two transitional living facilities and one long-term care facility, all of which are operated under an operating lease. Health Providers Inc., a 100%-owned subsidiary of ReLife, provides therapists on a contract basis throughout the United States.

The consolidated financial statements include the accounts of ReLife, Inc., Lakeshore System Services, Inc., ReLife Acquisition, Inc., Rebound, Inc., ReLife of Tennessee, Inc. and Health Providers, Inc.

All significant intercompany accounts and transactions have been eliminated.

                                  ReLife, Inc.

2. Significant Accounting Policies

Net Patient Service Revenues and Accounts Receivable

Net patient service revenues are recorded at ReLife's established billing rates less allowance for contractual adjustments. Revenues from Medicare, Blue Cross and other third-party reimbursement programs are subject to audit and final determination by the appropriate agencies. Amounts received under such programs are generally less than established billing rates, and the differences are recorded as a reduction of net patient service revenues. Any differences between final settlements and amounts accrued at the end of the prior reporting period are included currently in the statement of income as an adjustment to net patient service revenues.

Property and Equipment

Property and equipment are stated at cost or, with respect to contributed property, appraised value at the date of acquisition. Costs of maintenance and repairs are charged to expense when incurred while costs of betterments are capitalized.

Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss, if any, is included in the statement of income. Depreciation is computed on a straight-line basis over American Hospital Association recommended lives ranging from two to thirty years.

Investments

Investments consist primarily of mutual funds, tax-exempt bonds and U.S. Treasury notes and are stated at cost which approximates market.

Intangible Assets

Intangible assets represent certain expenditures which are expected to benefit future periods. Costs in excess of net assets of businesses acquired are amortized over periods ranging from twenty to forty years. Costs assigned to management contracts and leases are amortized over the life of the contract or lease and are included in other intangible assets in the accompanying balance sheets. All other intangible assets are amortized over one to five years.

Charity Care

ReLife provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because ReLife does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue.

ReLife maintains records to identify and monitor the level of charity care it provides. The amount of charity care was approximately $691,000, $1,050,000 and $675,000 for the years ended September 30, 1994, 1993 and 1992, respectively.

Cash and Cash Equivalents

Cash and cash equivalents represent demand deposits, money market investments and U.S. Treasury bills with original maturities of three months or less.

Income Taxes

ReLife and its subsidiaries file a consolidated federal income tax return. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. During 1992, ReLife adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under Statement No. 109, deferred taxes are recognized using the liability method, whereby tax rates are applied to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for tax rate changes.

Net Income Per Share

Net income per common and common equivalent share is based on the combined weighted average number of shares of Class A and Class B common stock outstanding during each year and the assumed exercise of employee stock options.

Medical Malpractice Claims

ReLife insures for medical malpractice losses through claims-made policies which, in the opinion of management, are adequate to cover losses, if any. Subsequent to year-end, as further described in Note 16, ReLife merged with HEALTHSOUTH Corporation and became self-insured for medical malpractice claims. In the opinion of management, all significant claims as of September 30, 1994 have been reported to the insurance carrier and losses related to any unreported claims would be minimal.

Impairment of Assets

Long-lived assets, such as property and equipment and identifiable intangible assets, are reviewed for impairment losses when certain impairment indicators exist. If an impairment exists, the related asset is adjusted to the lower of book value or estimated future undiscounted cash flows from the use and eventual disposal of the asset.

3. Patient Accounts Receivable

Receivables from patients, insurance companies and third-party contractual insured accounts (Medicare and Medicaid) are based on payment agreements which generally result in the Company collecting an amount different from the established rates. Final determination of the settlement is subject to review by appropriate authorities. Adequate allowances are provided for doubtful accounts and contractual adjustments. Uncollectible accounts are written off against the allowance for doubtful accounts after adequate collection efforts are made. Net accounts receivable include only those amounts estimated by management to be collectible.

The concentration of net accounts receivable from third-party contractual payors and others, as a percentage of total net accounts receivable, was as follows:

                                                     December 31
                                             1994                  1993
                                         ----------------------------------
Medicare                                      34%                   38%
Medicaid                                       4%                    3%
Other                                         62%                   59%
                                         ----------------------------------
                                             100%                  100%
                                         ----------------------------------

4. Acquisitions

On May 26, 1993, ReLife acquired 100% of the stock of Rebound for net consideration of approximately $14.0 million. Rebound operates 293 beds in thirteen facilities. The purchase price exceeded the fair value of the net assets acquired by approximately $11.2 million.

On April 1, 1994, ReLife acquired the assets of North Florida Institute for Rehabilitation (NFIR), which consists of two outpatient centers and a certificate of need to operate a 40-bed rehabilitation hospital, for consideration of $1.3 million of cash, $1.2 million assumption and payoff of NFIR's long-term debt and a $1.4 million note bearing interest at 5.5% annually for seven years. Assets and liabilities acquired at the date of acquisition were $1.7 million and $1.3 million, respectively, with resulting goodwill of approximately $2.3 million.

On August 16, 1994,  ReLife  acquired the net assets of Health  Providers,  Inc.
(HPI), a contract therapist provider, for $9.3 million cash plus contingent payments based on the achievement of certain levels of future earnings. Such contingency payments will be paid each fiscal year in which HPI's annual pretax income exceeds a certain threshold. The contingent payment will cease upon the earlier of the payment of the maximum amount of contingent payments allowed or ten years. The purchase price exceeded the fair value of the net assets acquired by approximately $8 million.

On September 16, 1994, ReLife acquired certain assets of TriCare Rehabilitation Systems, Inc. (TriCare) consisting of an outpatient center and the management of an inpatient rehabilitation facility in Birmingham, Alabama, for consideration of $4.6 million consisting of $3.5 million cash paid at closing and approximately $1.1 million net cash advanced during the Company's management agreement of TriCare from March 1, 1993 through the date of acquisition. Assets acquired at the date of acquisition were $1.0 million with resulting goodwill of approximately $3.6 million.

All of the acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired business are included in the accompanying consolidated financial statements from their respective dates of acquisition.

The following table summarized the unaudited consolidated pro forma results of operations, assuming the acquisitions described above had occurred at the beginning of each of the following periods. This pro forma summary does not necessarily reflect the results of operations as they would have been had ReLife and the acquired entities constituted a single entity during such periods.

                                                      Year ended September 30
                                                        1994           1993
                                                    ---------------------------
                                                    (in thousands, except for
                                                          per share amounts)

Total operating revenues                                 $134,025   $127,301
Net income                                                    431      6,347
Net income per common and common equivalent share        $   0.06   $   0.92

5. Property and Equipment

Property and equipment are summarized as follows:
                                                           1994       1993
                                                    ---------------------------
                                                            (in thousands)

Land                                                     $  2,181   $  1,774
Buildings and improvements                                 29,510     28,296
Renovations                                                 1,319      1,162
Fixed equipment                                               918        963
Major movable equipment                                     7,930      6,576
Vehicles                                                      382        142
                                                    ---------------------------
                                                           42,240     38,913
Less accumulated depreciation                               5,380      3,034
                                                    ---------------------------
                                                         $ 36,860   $ 35,879
                                                    ---------------------------

6. Intangible Assets

Intangible assets are summarized as follows:
                                                           1994       1993
                                                    ---------------------------
                                                            (in thousands)

Costs in excess of net assets of
   businesses acquired                                    $35,379   $23,050
Less accumulated amortization                               1,021     1,003
                                                    ---------------------------
                                                          $34,358   $22,047
                                                    ---------------------------

Other intangible assets:
  Organization costs                                      $   634   $   370
  Loan commitment fee                                       1,078       126
  Project costs                                               540       610
  Management contracts and leases                           8,560     9,860
                                                    ---------------------------
                                                           10,812    10,966
Less accumulated amortization                               2,038       272
                                                    ---------------------------
                                                          $ 8,774   $10,694
                                                    ---------------------------

7. Long-Term Debt

Long-term debt is summarized as follows:

                                                           1994       1993
                                                    ---------------------------
                                                            (in thousands)
Line of credit,  interest  approximating  prime
   (7.125% and 6% at September 30,
   1994 and 1993, respectively)                           $31,000   $30,000
Mortgage payable monthly through December 2002,
   including interest at 9%                                 1,228     1,275
NFIR note payable, monthly through April 2001,
   including interest at 5.5%                               1,358        --
                                                    ---------------------------
                                                           33,586    31,275
Less current portion of long-term debt                        225        46
                                                    ---------------------------
                                                          $33,361   $31,229
                                                    ---------------------------

The noncurrent portion of long-term debt matures in increments of $244,000, $6,073,000, $8,027,000, $8,045,000 and $10,972,000 for the years 1996, 1997,
1998, 1999, and thereafter, respectively.

During 1994, ReLife negotiated a line of credit with a group of banks for a $55 million credit facility available for acquisitions and general working capital needs. The credit facility provides for a three-year revolving note and a four-year term note payable in 16 equal consecutive quarterly installments beginning January 1997, with interest approximating prime. ReLife pays an availability fee of .375% based on the unused portion of the line and a service fee of .10% of the commitment amount. The agreement requires maintenance of certain financial ratios and other restrictive covenants, including a restriction on the incurrence of additional debt.

As collateral for the funds advanced under the credit facility, ReLife pledged all of the capital stock of Rebound and ReLife Acquisition Corporation which pledged all of its stock in AHR and Renaissance. ReLife also granted the lenders a security interest in all of its accounts receivable and certain personal property and rights associated therewith.

8. Capital and Operating Leases

On September 1, 1990, ReLife began leasing the property and equipment, as well as the license to operate CGRH, from Medical Center of Central Georgia (MCCG) for a ten-year period. Under the terms of the operating lease, ReLife has assumed the net working capital of CGRH and is to repay that amount plus an inflation adjustment factor to MCCG at the end of the lease term. Various reductions of the liability have been made as a result of transactions involving CGRH prior to the lease that were settled in 1991 and 1992. Rent expense related to the lease was $1,425,000 for each of the years ended September 30, 1994, 1993 and 1992. The lease payments are $112,500 per month for the first five years of the lease and $125,000 per month for the last five years of the lease. The lease is cancelable at ReLife's option if CGRH's average daily census falls below a certain level for a consecutive six-month period.

ReLife leases four of its facilities under an operating lease acquired in the Rebound acquisition. Under the terms of the lease which expires November 30, 2001, ReLife is obligated to pay lease payments of $191,000 per month. In addition to the future lease payments, ReLife shall make annual participation payments beginning in 1996 equal to four percent of the amount by which net revenue for the facilities, as defined, for the year exceeds net revenue for the facilities for 1993. In the event ReLife cancels the lease, the value of all rents payable during the remainder of the lease term is payable in one lump sum, discounted at 8% per annum, offset by such amounts as the lessor may receive by subletting the facilities.

As of September 30, 1994, minimum rental payments under noncancelable operating leases are due in increments of $7,746,000, $7,731,000, $7,177,000, $6,540,000,
$6,343,000  and  $15,934,000  for the years 1995,  1996,  1997,  1998,  1999 and thereafter, respectively.

As of September 30, 1994, minimum rental payments under capital leases are due in increments of $62,000, $45,000, $45,000, $45,000, $45,000 and $267,000 for
the years 1995, 1996, 1997, 1998, 1999 and thereafter, respectively. The total of these payments is reduced by $178,000, which represents interest on the payments. The present value of net minimum lease payments is $331,000, of which $37,000 represents the current obligation under capital leases.

Depreciation expense includes amortization of assets under capital leases.

9. Transactions with Affiliates

Lakeshore, Inc. (Lakeshore) owns approximately 6% of the outstanding common stock of ReLife. ReLife received management and referral fee revenues from Lakeshore totaling approximately $4,578,000, $4,059,000 and $4,639,000 for 1994, 1993 and 1992, respectively. ReLife has receivables of $346,000 and $316,000 from Lakeshore at September 30, 1994 and 1993, respectively, related to the management and referral fees.

ReLife pays rent for occupying certain facilities and reimburses or charges Lakeshore for the allocated cost of services shared by Lakeshore and ReLife such as data processing, plant operation and environmental services, purchasing, security and payroll processing. The total net amount included in expenses for rent and shared services is approximately ($503,000), ($463,000) and $563,000 for fiscal years ended September 30, 1994, 1993 and 1992, respectively.

Prior to 1994, the minority interest partner charged the Edgefield Partnership for the use of certain laboratory and radiology services. The Edgefield Partnership charged the minority interest partner for security, rent and other services. The net amount of charges incurred by the Edgefield Partnership was approximately ($50,000) and $337,000 during the years ended September 30, 1993 and 1992, respectively. The Edgefield Partnership recognized approximately $403,000 and $401,000 in management fees expense and approximately $646,000 and $462,000 in interest expense for services and advances provided by ReLife during the years ended September 30, 1993 and 1992, respectively. A minority interest in the net loss of the Edgefield Partnership was not recorded in fiscal 1994, 1993 and 1992 because the minority interest liability was reduced to zero upon ReLife's prepayment of the Edgefield mortgage note payable in early 1992. ReLife will continue to absorb the losses of Edgefield Partnership as long as losses are incurred. Upon restoration of the Partnership to a profitable position, ReLife will absorb 100% of the net income of the Edgefield Partnership until the minority partners' losses absorbed are recovered.

10. Income Taxes

The components of the current deferred tax asset are:

                                                           1994     1993
                                                    ---------------------------
                                                           (in thousands)

Allowance for doubtful accounts                           $4,189   $2,917
Vacation accrual                                             339      260
Self-insured health claim liability                          406      216
Other                                                        162      156
                                                    ---------------------------
                                                          $5,096   $3,549
                                                    ---------------------------

The components of the noncurrent deferred tax liability are:

                                                           1994       1993
                                                    ---------------------------
                                                            (in thousands)

Property and equipment                                   $ 3,414    $ 3,028
Contracts and leases                                       1,420      3,592
Net operating loss carryforwards                          (2,365)    (2,309)
Other                                                         --        238
                                                    ---------------------------
                                                         $ 2,469    $ 4,549
                                                    ---------------------------

The provision for income taxes is as follows for the fiscal years ended September 30, 1994, 1993 and 1992:

                                                1994        1993       1992
                                            ----------------------------------
                                                        (in thousands)

Current:
  Federal                                      $ 3,263    $ 4,181    $ 2,758
  State                                            422        702        486
                                            ----------------------------------
                                                 3,685      4,883      3,244
Deferred:
  Federal                                       (3,162)        49       (165)
  State                                           (465)         8        (29)
                                            ----------------------------------
                                                (3,627)        57       (194)
                                            ----------------------------------
                                               $    58    $ 4,940    $ 3,050
                                            ----------------------------------

The portion of tax expense related to the adjustment of the deferred tax liability for the enacted change in the corporate tax rate from 34% to 35% is not material.

A reconciliation of ReLife's income tax provision to the amounts that would be provided using the statutory rates is as follows for the years ended September 30, 1994, 1993 and 1992:

                                                  1994       1993      1992
                                            ----------------------------------
                                                       (in thousands)

Federal tax at statutory rates                 $  (260)   $ 4,041    $ 2,689
State taxes, net                                  (186)       471        301
Tax-exempt interest income                         (55)       (72)       (64)
Nondeductible amortization                         240        222         72
Other                                              319        278         52
                                            ----------------------------------
                                               $    58    $ 4,940    $ 3,050
                                            ----------------------------------

During 1992, ReLife adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, and recognized a cumulative effect of a change in accounting principle of $235,000. ReLife elected not to restate prior year financial statements as a result of adoption of Financial Accounting Standards No. 109.

In connection with the acquisition of Renaissance, ReLife established a valuation allowance totaling $945,000 to reduce to zero the deferred income tax asset resulting from preacquisition net operating loss carryforwards where circumstances indicated it was more likely than not that the deferred tax asset would not be realized. Through September 30, 1994, ReLife utilized approximately $1,338,000 of Renaissance preacquisition net operating loss carryforwards for tax purposes and recognized a reduction of current income taxes payable of $455,000. The utilization of this preacquisition net operating loss carryforward resulted in a reduction of costs in excess of net assets of businesses acquired. During 1993, the Renaissance facilities continued to generate positive operating results and the remaining valuation allowance was removed resulting in a reduction of costs in excess of net assets of businesses acquired of $651,000. At September 30, 1994, ReLife has remaining approximately $3,818,000 of Renaissance preacquisition net operating loss carryforwards which expire in 2005 and which can be used to offset future taxable income generated by the Renaissance facilities.

At September 30, 1994, ReLife has preacquisition net operating loss carryforwards for tax purposes of approximately $2,000,000 which can be used to offset future taxable income generated by Rebound. The Rebound carryforwards expire in 2008.

11. Profit Sharing Plan

ReLife has a 401(k) profit sharing plan covering substantially all employees. Employee contributions are eligible for up to 100% discretionary matching contributions from ReLife. For the years ended September 30, 1994 and 1993, ReLife accrued contribution expenses of $125,000 and $60,000, respectively.

12. Stockholders' Equity

ReLife has two classes of common stock. The Class A common stock has one vote per share and the Class B common stock has ten votes per share on all matters presented to the stockholders. Additionally, cash dividends on the Class A common stock must be at least equal to the dividends on the Class B common stock. Each share of the Class B common stock is convertible at the holder's election into one share of Class A common stock. The holders of the Class A and Class B common stock are entitled to elect 25% and 75% of ReLife's Board of Directors, respectively.

Upon the formation of ReLife, Lakeshore was granted options to purchase 203,584 shares of ReLife's Class A common stock at $0.825 per share. These options are currently exercisable and expire on June 12, 1997.

Upon the formation of ReLife, an officer was granted noncompensatory options to purchase 839,600 shares of the Class A common stock and 600,000 shares of the Class B common stock at $0.825 and $0.25 per share, respectively. During 1992, 275,000 shares of these Class A common stock options were exercised at $0.825 with a market price of $18.67. The tax benefit of $1,807,000 arising from the compensation expense for income tax purposes has been accounted for as an increase in additional paid-in-capital. The remaining options are currently exercisable and expire one year after the death of the officer.

Certain other officers of ReLife were granted noncompensatory options during the period from January 1989 to January 1990 to purchase 295,000 shares of the Class A common stock at $0.825 per share. On May 18, 1992, an additional 110,000 shares of the Class A common stock were granted at $12.50 per share. Of these options, 53,500 were exercised during 1994 at $0.825 with a market price of $18.00 and 30,000 were exercised during 1993 at $0.825 with a market price of $15.00. The tax benefit of $358,000 and $159,000 during 1994 and 1993, respectively, arising from the compensation expense for income tax purposes has been accounted for as an increase in additional paid-in-capital. There is currently exercisable 212,500 shares with the remaining 109,000 becoming exercisable over the next year.

Additionally, ReLife has reserved 400,000 shares of the Class A common stock for issuance pursuant to its 1991 Stock Option Plan (Plan), the terms and conditions of award to be determined by the Compensation Committee of the Board of Directors subject to the provisions of the Plan. Options do not vest until two years from the date of grant.

The following table summarizes the activity in options under the 1991 Stock Option Plan.

                                                           Shares   Option Price
                                                  ----------------------------------

Shares under option, October 1, 1991                         --           --
Options granted                                         220,000       $ 12.50
Options canceled                                        (35,000)        12.50
                                                      -----------
Shares under option, September 30, 1992 and 1993        185,000         12.50

Options granted                                         227,500   13.75-20.00
Options canceled                                        (71,000)        12.50
Options exercised                                       (11,000)        12.50
                                                      -----------
Shares under option, September 30, 1994                 330,500
                                                      -----------

All options were granted at market or above market prices on the date of grant.

On June 20, 1991, the stockholders authorized 500,000 shares of preferred stock. The voting rights of the preferred stock shall be fixed by ReLife's Board of Directors, provided that the preferred stock vote as one class on all matters with the Class A and Class B common stock except matters with respect to proposed changes in the rights or preferences of the preferred stock. The preferential nature, dividend rates and determination of whether the dividends are cumulative or noncumulative shall be determined by ReLife's Board of Directors.

13. Other Operating Expenses

Other operating expenses in the accompanying statements of income are summarized as follows:

                                                 1994      1993      1992
                                             -------------------------------
                                                     (in thousands)

Purchased services                             $ 7,614   $ 6,526   $ 3,937
Professional and other fees                      3,470     2,713     2,310
Supplies                                         4,587     4,363     3,006
Contract labor                                   4,071     3,106     1,724
Bad debts                                        1,888     1,195       842
Insurance                                        1,717     1,845       969
Utilities                                        2,057     1,609       920
Travel                                           1,420     1,014       549
Taxes and licenses                               1,658     2,317       780
Repairs and maintenance                            886       736       319
Other                                            4,613     2,269     1,981
                                            -------------------------------
                                               $33,981   $27,693   $17,337
                                            -------------------------------
14. Supplemental Disclosures of NonCash Investing and Financing Activities

During 1994, ReLife assumed a note payable of $1,444,000 in connection with the purchase of NFIR. During 1992, ReLife assumed a mortgage note payable of $1,338,000 in connection with the purchase of a building.

15. Impairment of Long-Term Assets

During 1994, certain events have occurred impairing the value of specific long-term assets of ReLife. A hospital in Missouri with a distinct part unit which ReLife was managing (acquired in the Rebound acquisition) was purchased in 1994 by an acute care provider which terminated the contract with ReLife. Remaining goodwill of $1,700,000 and costs allocated to the management contract of $1,300,000, which were allocated to this facility based on the initial fair market value appraisals of all Rebound facilities, were written off as there is no value remaining for the terminated contract.

A Rebound facility in central Florida incurred tornado damage and has not been operating since September 1993. At September 30, 1994, management of ReLife has determined that it is probable that this facility will not reopen. Start-up costs of $1,600,000 were written off. This facility is leased under a long-term operating lease as described in Note 8. The lease payments related to this facility were determined to be $5,900,000 based on the net projected cash flows of all the facilities under the lease. This value was written off resulting in a current accrued liability of $600,000 and a long-term deferred liability of $5,300,000.

During 1994, ReLife entered into an agreement to upgrade its computer system. Lease payments and other costs have been capitalized during the conversion phase of implementing the new computer system which were to be amortized over the remaining lease term after implementation was completed. After the Agreement to merge with HEALTHSOUTH Corporation was entered into (see Note 17), the computer project was abandoned resulting in a write-off of capitalized cost of $4,500,000.

The above amounts are shown as operating expenses in the Consolidated Statement of Income.

16. Subsequent Events

ReLife signed a definitive agreement on September 19, 1994 to merge with HEALTHSOUTH Corporation. The merger, to be accounted for as a pooling of interests, is valued at approximately $180 million and closed on December 29, 1994. In connection with this merger, each holder of the class A and B common share of ReLife exchanged their shares for .7053 shares of HRC common stock.

On December 29, 1994, HRC repaid ReLife's line of credit, which had an outstanding balance of $41 million.

As a condition to receiving Federal Trade Commission approval for the merger, ReLife's management contract with Roper Hospital in Charleston, South Carolina must be terminated and ReLife's Nashville Rehabilitation Hospital in Nashville, Tennessee must be sold within one year. Management does not expect that these transactions will result in a material gain or loss.

On October 1, 1994, ReLife entered into a lease agreement with Lakeshore Rehabilitation Hospital to lease the facilities for a term of twenty years. The rent for the lease calls for an initial payment of $10 million and annual payments of $2 million over the lease term.